                           BEBOB ASSOCIATES, LANDLORD


                                       TO


                      INTERNET CAPITAL GROUP, INC., TENANT


                                      LEASE


                                     SPACE:


                       15,000 SQUARE FEET IN BUILDING 600


                 435 DEVON PARK DRIVE, WAYNE, PENNSYLVANIA 19087


                                      TERM:


                              FROM: JANUARY 1, 2000


                              TO: DECEMBER 31, 2004

                                      LEASE
                                      -----


          THIS IS A LEASE AGREEMENT ("Lease") dated January 1st 2000.

          The parties are BEBOB ASSOCIATES, 485 Devon Park Drive, Wayne, Pennsylvania, 19087 ("Landlord") and INTERNET CAPITAL GROUP, INC. ("Tenant")

          The terms of this Lease are:

     1.   TERM: Landlord hereby leases to Tenant for use only as a lawful
          ----
office, the floor area ("Leased Space") shown in the attached Exhibit "A" in the 600 building ("Building") erected by Landlord at 435 Devon Park Drive, Wayne, Pennsylvania. The term of this Lease is five (5) years and zero months to commence on January 1, 2000.

          Provided that Tenant is not in default of any of the terms and conditions of this Lease, Tenant, upon giving Landlord twelve (12) months prior written notice, commencing January 1, 2002, and continuing throughout the lease term, may terminate this Lease.

     2.   RENT: Total base rent for the term of this Lease is One Million Four
          ----
Hundred Sixty-two Thousand Five Hundred and 00/100 Dollars ($1,462,500.00) . The monthly base rent ("Rent") is Twenty-four Thousand Three Hundred Seventy-five and 00/100 Dollars ($24,375.00), prorated for any partial calendar month of occupancy, payable in advance without prior notice or demand and without any set-off or deduction on the first day of each calendar month at Landlord's principal office, or at such other place as Landlord may direct. Monthly Rent payment will commence on January 1, 2000.

          For purposes of all covenants and terms of this Lease, the Leased Space consists of 15,000 rental square feet.

     3.   SECURITY DEPOSIT: NONE.
          ----------------

     4.   COMPLETION OF IMPROVEMENTS: Landlord will permit Tenant to prepare the
          ----------------------------
Leased Space for occupancy by Tenant.

          Tenant shall be responsible for the cost and procurement of all required approvals and permits from all governing Local, State, and/or Federal agencies necessary to proceed with the improvements in or outside of the Leased Space. Tenant shall provide Landlord with a copy of all plans for Landlord's approval prior to submitting plans for the above stated approvals and permits, provided that Landlord's approval will not be unreasonably withheld. Landlord shall also receive copies of all final and approved plans, approvals, and permits from Tenant.

          Tenant shall be responsible for obtaining insurance certificates from all contractors and/or subcontractors prior to commencement of work in or
                                      -----
outside of the Leased Space, in the amounts and with insurance companies which meet Landlord's approval.

                  Tenant shall indemnify and hold Landlord harmless for any mechanic's liens as a result of the improvements constructed in or outside of the Leased Space, and Tenant shall be responsible for any damages within Safeguard Corporate Campus which are caused by contractors and/or subcontractors doing work for Tenant.

                  Tenant shall indemnify and hold Landlord harmless from and against any losses, costs, damages of claims or whatever nature which may arise out of or in connection with the compliance requirements set forth in the Americans with Disabilities Act of 1990, as amended, relating to the design, renovation, alteration and/or construction in or about the Leased Space, performed or conducted by Tenant and/or at the request or direction of Tenant. This paragraph shall apply to Tenant's Improvements, if any, as set forth in Exhibit "B" hereto, and to any subsequent modification or alteration of the Leased Space pursuant to subparagraph 9(c) of this Lease. This indemnification and hold harmless shall not apply to losses, costs, damages or claims arising from the condition of the Leased Space as the same existed prior to the date of this Lease.

          5.      COVENANTS OF LANDLORD: Landlord will:
                  ---------------------

                  (a) Supply for normal office use, janitor and cleaning services, common area electricity and hot and cold water, all in amounts and at times consistent with similar services provided in first class office buildings in the Suburban Philadelphia area, but Landlord will not be liable for failure to supply such services for any cause beyond its control. The Leased Space shall be each individually metered and directly billed for electricity. If Tenant's use of water in Landlord's judgment, reasonable exercised, exceeds a normal office use level, Landlord may at Tenant's expense, install a meter to measure the water consumed in the Leased Space and bill Tenant for any cost thereof above normal office use levels;

                  (b)   Intentionally left blank.

                  (c) Supply and maintain parking facilities adjacent to the Building for the use of all tenants, their guests and invitees;

                  (d) Maintain the Leased Space (including all standard plumbing and other fixtures, standard light bulbs, etc., except for damage caused by Tenant' s negligence), and the Building, including all common areas, systems, fixtures, etc., in good repair and condition at all times consistent with first class office buildings in the Suburban Philadelphia area;

                  (e) Provide landscaping, snow and ice removal and appropriate maintenance of the grounds, walkways and driveways and parking areas in Safeguard Corporate Campus;

                  (f) Supply and maintain heating, air conditioning and utility equipment to the Leased Space; and

                  (g) Cause the Building and Land to comply with all laws, including zoning and environmental laws and regulations.

     6.   ADDITIONAL RENT: Tenant will pay as additional rent ("Additional
          ---------------
Rent") at the times herein stated in this Lease (if no times are stated, then on the first day of the month after Landlord notifies Tenant of the amount of such Additional Rent):

          (a) Increases in the monthly Rent that result from application of the rent adjustment provisions set forth in the attached Exhibit "C", subject to the following: In determining Operating Expenses, as defined in the attached Exhibit "C", for any calendar year or portion thereof during which less than ninety-five percent (95%) of the area of the Building shall have been occupied by tenants for more than thirty (30) days during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy of the Building been ninety-five percent (95%) throughout such year, as reasonably determined by Landlord.

          (b) All amounts that may become due from Tenant as a result of Tenant's use, as determined by landlord, of more than its current use on a square footage basis, or otherwise more a reasonable amount of the items referred to in Section 5 (a); and

          (c) All amounts that may become due from Tenant pursuant to any provision of this Lease, whether as a result of Tenant's failure to perform by an covenant on its part contained in this Lease or otherwise.

     7.   COVENANTS OF TENANT: Tenant will:
          -------------------

          (a)  Pay to Landlord all amounts due as Rent and Additional Rent;

          (b) Keep the Leased Space in good order and repair, reasonable wear and tear excepted;

          (c) Surrender the Leased Space at the end of the term of this Lease in the same condition in which Tenant has agreed to keep it during the term hereof;

          (d) Be responsible for the cost of maintenance of all plumbing and other fixtures, equipment and systems over and above Building Standard in the Leased Space, whether installed by Landlord or by Tenant, except for Building lavatories, heating and air conditioning equipment installed by Landlord in meeting Landlord's obligations as specified in Article 5 (a) herein, which will be maintained by Landlord;

          (e) Be responsible (except to the extent provided in Section 11) for repairs and replacements to the interior of the Leased Space made necessary by reason of damage thereto caused by Tenant or its agents, servants, invitees or employees;

          (f) Comply with all laws and enactments and regulations of any governmental authority relating or applicable to Tenant's occupancy of the Leased Space, and hold Landlord harmless from all consequences for failure to do so;

          (g) After Tenant actually becomes aware of it, promptly notify Landlord of any damage to or defects in the Leased Space, and of any injuries to persons or property that occur therein;

          (h) Pay for any alterations, improvements or additions to the Leased Space, other than those referred to in Section 4, made by or for Tenant, and not allow any lien to attach to the Building or Tenant's estate in the Leased Space;

          (i) Provided they are uniformly and consistently applied to all Tenants of the buildings, comply with the rules and regulations hereinafter contained and with all reasonable changes in and additions to them notice of which is given by Landlord to Tenant (such rules and regulations are and all such changes and additions will be part of this Lease);

          (j) Comply with all reasonable requirements and recommendations of Landlord's and Tenant's respective insurance carriers relating to layout, use and maintenance of the Leased Space; and

          (k) Certify, without charge, at any time and from time to time hereafter, within ten (10) days after request by Landlord or any Mortgagee, by a written instrument duly executed and acknowledged: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying that Tenant is in occupancy of the Leased Space, and that this Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (d) certifying that to Tenant's knowledge, all conditions and agreements under this Lease to be satisfied or performed by landlord have been satisfied and performed except as shall be stated; (e) certifying that to Tenant's knowledge Landlord is not in default under this Lease and there are no defenses or offsets against the enforcement of this Lease by landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance Rent, if any, paid by Tenant and the date to which such Rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) any other information which Landlord or the mortgagee shall reasonably require.

     8.   NEGATIVE COVENANTS OF TENANT: Tenant will not:
          ----------------------------

          (a) Damage the Leased Space or any other part of the Building, or use any part of the Building not designated for use by Tenant except as such right is given in a writing other than this Lease;

          (b) Bring into or permit to be kept in the Leased Space any dangerous, explosive or obnoxious substances;

          (c) Have property of substantial size or quantity delivered to or removed from the Leased Space without first making arrangements reasonably satisfactory to Landlord;

          (d) Bring into the Leased Space or use any furniture or equipment that might be harmful thereto or harmful or annoying to others in the Building;

          (e) Conduct itself or permit its agents, servants, employees or invitees to conduct themselves in a manner that in Landlord's judgement reasonably exercised is improper or unsafe;

          (f) Manufacture any commodity, prepare or dispense any foods or beverages, other than catered foods or beverages, in the Leased Space;

     9.   TENANT'S ACTIONS REQUIRING LANDLORD'S CONSENT:
          ---------------------------------------------

          Without the prior written consent of Landlord, whose consent will not be unreasonably withheld or delayed, Tenant will not:

          (a)  Make any use of the Leased Space other than that described in
Section 1;

          (b) Voluntarily or involuntarily assign, mortgage or pledge this Lease or the estate created by this Lease or sublet or otherwise permit use or occupancy by anyone other than Tenant of all or any part of the Leased Space, including any change in the control of Tenant by transfer of any partnership interest, if a partnership, or of a majority of shares, if a corporation;

          (c) Alter, improve or add to the Leased Space (all alterations, improvements, additions and fixtures will belong to Landlord and remain in the Leased Space at the end of this Lease except that if Landlord asks that any of them be removed, Tenant, prior to termination of this Lease, will do so and will restore or repair any damage to the Leased Space caused by such installation or removal, all at Tenant's expense);

          (d) Do anything that would result in the cancellation, suspension or increase in the premium of any fire or other insurance policy carried by Landlord;

          (e) Remove any of Tenant's property from the Leased Space other than in the ordinary course of Tenant's business conducted in the Leased Space; or

          (f) Bring any property subject to a security interest into the Leased Space without the written consent of Landlord, subject to the waiver attached to this Lease as Exhibit "D".

          (g) Notwithstanding paragraph (b), Tenant is permitted to operate a business incubator within the Leased Space, and to sublet all or any part of the Leased Space to any entity in which Safeguard Scientifics, Inc. or its associated venture capital funds have an investment. Tenant will give Landlord written notice of any such sublet.

     10.  ADDITIONAL RIGHTS OF LANDLORD: Landlord may at reasonable times
          -----------------------------
inspect the Leased Space, show it to prospective tenants during the last year of the original or any extended term, and alter, improve, repair or add to it to the extent that Landlord determines to be necessary for the protection and maintenance of the Leased Space or other parts of the

Building and shall have access to the Leased Space for all such purposes and to exercise any other rights or obligations hereunder.

     11.  LOSS, DAMAGE OR INJURY: Tenant will be responsible for and hereby
          ----------------------
relieves Landlord from and indemnifies Landlord against all liability by reason of any injury, damage or loss to any person or property that occurs in the Leased Space, or in any other part of the Building caused by the Tenant, it's agents or employees, except for injury, damage or loss which results from the negligence of Landlord, its agents or employees. Tenant further releases Landlord from all liability for damage to or loss of any property of Tenant or any third party that may result from the leakage of water into the Leased Space, or from any other cause unless and except to the extent resulting from the negligence of Landlord, its agents or employees. Tenant will maintain in force, and at Landlord's request will produce evidence of general public liability insurance with limits that in Landlord's judgment reasonably exercised constitute adequate protection in light of Tenant's particular circumstances and then existing practices with respect to such insurance carried by tenants occupying office space in similar buildings in the Suburban Philadelphia area.

          Notwithstanding any other provision herein, Landlord and Tenant hereby release each other, to the extent of the releasing party's insurance coverage, from liability for loss or damage to the property of the party granting such release, even if the loss or damage occurred through the negligence of such other party or its agents, servants, invitees or employees, provided that this release shall be effective only with respect to loss or damage occurring during such time as the relevant insurance policy of the party granting such release contains a clause to the effect that this release does not affect such policy or the right of the insured to recover thereunder. Each party will use its best efforts to cause its policies of insurance to contain such a clause, but if an additional premium is charged for such waiver, the party benefiting therefrom, if it desires to have the waiver, will pay to the other the amount of such additional premium promptly upon being billed therefor.

     12.  RESTORATION OF DAMAGE: If the Leased Space is damaged by fire or other
          ---------------------
casualty:

          (a) Landlord will restore the Leased Space (but not Tenant's property located therein) with reasonable promptness at Landlord's expense, except that Tenant may be liable for restoration costs under Section 6 (e) unless:

          (b) The damage to the Building is so extensive that Landlord, in its sole discretion, determines not to restore it, or Landlord decides not to restore because the costs of restoration exceed the amount of insurance proceeds recovered by Landlord and not otherwise required to be applied by Landlord's mortgagee, in either of which events Landlord will so notify Tenant within sixty
(60) days after the occurrence of such casualty and upon such notice this Lease will terminate; or

          (c) If Landlord estimates that restoration will take more than One Hundred Fifty (150) days from the date of occurrence of damage, or if restoration does in fact take more than One Hundred Fifty (150) days, Tenant may, by written notice to Landlord, terminate this Lease.

          Landlord will not be liable to Tenant for any interruption in use of the Leased Space that results from damage to any part of the Building, but Rent and Additional Rent will be proportionately suspended during any period of time when any substantial part (or all) of the Leased Space is untenantable.

     13.  CONDITION OF LEASED SPACE: Landlord leases the Leased Space in its
          -------------------------
condition when the term of this Lease begins and without any representation with respect to it or any duty to repair or alter it, except that Landlord represents that the major mechanical and structural systems are in good repair and working order upon occupancy.

     14.  DEFAULT BY TENANT: If Tenant does one or more of the following:
          -----------------

          (a) Fails to pay within five (5) days when due all amounts due hereunder;

          (b) Takes any action prohibited hereunder, or takes any action requiring prior written notice by Tenant without giving Landlord such notice;

          (c) Fails to perform any of its other obligations hereunder within thirty (30) days after written notice of any such failure has been given by Landlord or such longer period as may be required by Tenant to cure the same, provided Tenant proceeds with due diligence and good faith, or;

          (d) Becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against it which is not removed by Tenant within ninety (90) days after filing a petition in bankruptcy, bill in equity, or other proceeding for the appointment of a receiver or trustee for its property, or if proceedings for reorganization or composition with creditors under any law is instituted by or against Tenant;

          Then Landlord will have the right to do once or more often any one or more of the following:

          (a) Declare due and payable and sue to recover all unpaid Rent and Additional Rent and all Rent for the unexpired term of this Lease and all costs, commissions, and damage provided or permitted by law;

          (b)  Declare this Lease ended;

          (c) By any means, enter and dispossess Tenant of the Leased Space, and remove, distrain upon and/or sell any property in it, subject to any prior liens pursuant to the attached Exhibit "D";

          (d) Lease all or any part of the Leased Space to any other person with or without first altering the same;

          (e) Enter an amicable action and judgment in ejectment against Tenant, using this Lease or a copy as authority and causing a writ of possession to be issued. Tenant hereby empowers any attorney of any court of record to appear for it one or more times and to take on its behalf any or all of the actions described in subsections (e) and (f) of this Section 14 including the entry of judgment by confession, agreement or otherwise;

          (f) All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the Leased Space shall deprive Landlord of any of its remedies or action against Tenant for Rent or Additional Rent due at the time or which, under the terms hereof, would in the future become due as if there has been no determination, or for sums due at the time or which, under the terms hereof, would in the future become due as if there has been no determination, nor shall the bringing of any action for Rent or Additional Rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of Rent or Additional Rent be construed as a waiver of the right to obtain possession of the Leased Space. In any action commenced by Landlord in exercise of any remedies provided hereunder Landlord shall be entitled to recover its actual attorneys fees expended in such action or such specific attorneys commission as is otherwise specified herein.

     15.  CONDEMNATION: If any part of the Leased Space shall be taken or
          ------------
condemned for a public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the Rent and Additional Rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease term only such portion os such Rent and Additional Rent as the number of square feet in the part remaining after the condemnation bears to the number of square feet in the entire Leased Space at the date of condemnation; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If all the Leased Space of such part thereof, be taken or condemned so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Leased Space be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Landlord and Tenant shall have no claim thereto, and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created and irrevocable assigns and transfers to the Landlord any right to compensation or damages to which Tenant may be entitled by reason of the condemnation of all or a part of the Leased Space or the leasehold estate.

     16.  SUBORDINATION: This Lease shall be subject and subordinate at all
          -------------
times to all ground and underlying leases which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated or both, and to the lien of any mortgages in any amount or amounts whatsoever now or hereafter placed on or against the land and Building or either thereof, or on Landlord's interest or estate therein, or portion thereof, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that so long as Tenant is not in default, the terms of this Lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages, Tenant hereby agreeing, at the written request of Landlord under such ground or underlying lease or mortgage or purchaser of the mortgaged premises in such foreclosure or other proceedings, to attorn to such landlord or to such mortgagee or purchaser or, at such landlord's, mortgagee's or purchaser's option, to enter into a new lease for the balance of the Lease term upon the same terms and provisions as are contained in this Lease. Notwithstanding and foregoing, Tenant shall execute and deliver upon demand, such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages as may be required by Landlord.

     17.  EXTENSION OF TERM; WAIVER: This Lease will end at the conclusion of
          -------------------------
the term stated in Section 1 unless it is continued by written agreement of both parties, or in the manner provided in the following subsections (a), (b) and
(c):

          (a) Either party may, at least ninety (90) days before the end of such term notify the other that it wishes to renew this Lease for an additional period of time stated in such notice (the "Renewal Term"), and such a notice from Landlord of its intent to renew may specify new terms and conditions for the Renewal Term.

          (b) If Landlord has given a timely notice of intention to renew pursuant to subsection (a), then Tenant shall have the period of forty-five (45) days within which to notify Landlord that it elects to continue this Lease for the Renewal Term, but absent such timely responsive notice from Tenant to Landlord, this Lease will not be continued and will terminate.

          (c) If, pursuant to subsection (a) Tenant has provided a notice to Landlord of its intent to continue this Lease for a Renewal Term, then Landlord shall have forty-five (45) days from the date of Tenant's notice in which to notify Tenant, in writing, either that Landlord elects not to continue this Lease or the Renewal Term, or, that this Lease shall be renewed but upon such new terms and conditions as may be specified in such notice from Landlord. In the absence of such responsive notice from Landlord, this Lease will be continued for the Renewal Term upon the original terms and conditions stated herein. If Landlord has given a timely responsive notice containing modified terms and conditions, then Tenant shall have a period of fifteen (15) days from the date of landlord's notice within which to notify Landlord that it elects not to renew on the modified terms, but absent any such timely notice of non-renewal by Tenant, this Lease will be continued as provided in Exhibit "E".

          Tenant waives, to the extent permissible under law, all rights to receive any notice to quit the Leased Space at termination of this Lease, whether on conclusion of the original term or any renewal thereof or on earlier termination following a default by Tenant.

          18.  NOTICES: All notices hereunder to be effective must be in writing
               -------
and delivered at or sent registered or certified mail to Landlord at its principal office, Lieberman, Inc. Agent for Bebob Associates, Suite 100, 485 Devon Park Drive, Wayne, PA 19087 and to Tenant at the address stated after its name above, with a copy to General Counsel, Safeguard Scientifics, Inc. at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087 or at such other address as either party may hereafter give the other for such purpose. Notices will be deemed to have been given when so delivered or mailed.

          19.  DELAYS IN EXERCISING RIGHTS: No delay or omission by Landlord or
               ---------------------------
Tenant in exercising any right upon any default by the other will impair any such right or be construed as a waiver of any such default or an acquiescence in it. No waiver of any default will affect any later default or impair any partial or full exercise of any right by Landlord or Tenant will preclude other or further exercise thereof.

          20.  PARTIES BOUND, ETC.: This Lease will bind and inure to the
               -------------------
benefit of (a) Landlord, its successors and assigns, and (b) Tenant and such of its successors and assigns as are approved by Landlord pursuant to Section 7
(h).

          21.  HAZARDOUS SUBSTANCES:
               --------------------

               (a) Tenant shall not use in any way, or permit or suffer the use of the Leased Space or any part thereof, to either directly or indirectly prepare, produce, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer or process any Hazardous Substance as defined herein, unless (i) it has received the prior written consent of Landlord, which may be withheld only for good reason, or (ii) used for cleaning or is kept in quantities and concentrations permitted by law. Such written consent, if granted by Landlord, shall be a modification of this Lease. Tenant agrees to reimburse Landlord for Landlord's actual, reasonable attorneys fees and/or environmental consulting fees and costs incurred in reviewing, negotiating and drafting any modification to this Lease as provided by this paragraph. Any substance which Landlord permits Tenant to treat, store, transfer or dispose of must be done in strict compliance with any and all federal, state, county or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, The Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 1801 et seq.), The Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), The Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), The Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), and The Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented.

If any Hazardous Substance is used, stored, generated or disposed of on, in or about the Leased Space by Tenant, except pursuant to Landlord's written consent, or if any part of the Leased Space becomes contaminated in any manner for which Tenant is legally liable, then Tenant shall indemnify and hold Landlord harmless from any and all claims, damages, fines, judgements, penalties, costs, liabilities and/or losses (including, without limitation, a decrease in value of the Leased Space, damages caused by loss or restriction of rentable or useable space, damages caused by adverse impact on marketing of space, and any and all sums paid for settlement of claims, reasonable attorneys fees and expert fees) arising during or after the Lease Term and arising in connection with such Hazardous Substance or contamination. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated or conducted by or on behalf of any federal, state or local agency or political subdivision. Without limitation of the foregoing, it Tenant causes or permits the presence of any Hazardous Substance in the Leased Space and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Leased Space to the condition existing prior to the presence of any such Hazardous Substance. Tenant shall first obtain Landlord's written approval for any such remedial action.

          (b) "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, asbestos, PCBS or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any and all federal, state, county or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, The Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), The Hazardous Liability Act (42 U.S.C.
Section 9601 et seq.), The Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), The Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), The Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), The Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), and The Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented.

          (c) Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, information and belief, as of the date of execution of this Lease and date of occupancy, the following:

               (i) The Building and the Leased Space are in compliance with applicable federal, state and local laws, regulations or ordinances regarding Hazardous Substances and other forms or pollution, as defined in federal, state, or local laws;

               (ii) There are no current, threatened or pending claims, administrative proceedings, judgements, declarations or orders relating to the presence of Hazardous Substances or other forms of pollution on, in or under the Building and/or Leased Space;

               (iii) No Hazardous Substances nor other forms of pollution have been released, introduced, spilled, dumped, buried, discharged or disposed of on, in or under the property, nor are any such materials presently in storage in or on the Building and/or Leased Space.

     22.  MISCELLANEOUS: "Landlord" means the Landlord named herein irrespective
          -------------
of the pronoun used with respect to the term, and all persons acting for it. "Tenant" means all names which appear before the term at the beginning hereof, irrespective of the pronoun used with respect to the term. This Lease contains the entire agreement of Landlord and Tenant except for any changes and additions to rules and regulations pursuant to Section 7 (i), and is subject to change only by a writing referring to this Lease and executed by both parties.

     23.  RIGHT OF FIRST REFUSAL: In the event other space in the building is
          ----------------------
vacated or otherwise leasable during the initial lease term, Landlord shall notify Tenant and Tenant shall have fifteen (15) days to elect to add such space to the Leased Space, effective forty-five (45) days after its election, or upon its occupancy of the space, if sooner; and such additional space shall be leased under the term and provisions of this Lease, with rent at fair market value for the remaining terms of the base Lease.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant, each by their duly authorized officers or representatives, have executed this Agreement on the day and year first above written.

TENANT:                                      LANDLORD
INTERNET CAPITAL GROUP, INC.                 BEBOB ASSOCIATES

BY : /s/ Henry N. Nassau                    BY:  /s/ Gerry Wilk
    ---------------------------------           -------------------------------
              Henry N. Nassau                           Gerry Wilk


ATTEST:                                      ATTEST:
       ------------------------------               ---------------------------



Lieberman, Inc. hereby executes this Lease as Agent for Landlord. All rental payments shall be paid to Landlord's Agent at 485 Devon Park Drive, Suite 100, Wayne, Pennsylvania 19087 or at such other address as Landlord may direct.

                                             LIEBERMAN, INC.


                                             BY:
                                                -------------------------------

                                             ATTEST:
                                                    ---------------------------

                       RULES AND REGULATIONS COVERING USE

                        OF LEASED SPACE UNDER THIS LEASE

         (Constituting a part of this Lease as stated in Section 7(i) )


1. The Building entries or sidewalks shall not be obstructed by any of the tenants, or used by them for any other purpose than for ingress and egress from and to their respective offices. The Building entries and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord, its agents or employees, shall be prejudicial to the safety, character, reputation, and interests of the Building and its tenants.

2. The floors, windows, doors and transoms that reflect or admit light in passage ways, or into any place in said Building shall not be covered or obstructed by any of the tenants. The toilet rooms, water closets, and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals, or the refuse from electric batteries, or other injurious substances, shall be thrown therein. Any damage resulting from such misuse or abuse shall be borne and immediately paid by the tenant by whom or by whose employees it shall have been caused.

3. Nothings shall be placed by the tenants, or their employees, on the outside of the Building or on the windows, window sills or projections.

4. Landlord, at Landlord's cost and expense, will place a building standard plaque bearing Tenant's name or logo on the door leading to the Leased Space. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the outside or inside of said Building, unless first designated by Landlord and endorsed hereon.

5. No additional locks shall be placed upon any doors of the leased spaces and tenants shall not permit any duplicate keys to be made, but if more than two keys for any door or lock shall be desired, the additional number must be paid for by the tenant. Each tenant must, upon the termination of its lease, leave the windows and doors in the leased space in like condition as of the date of said lease, and must then surrender all keys of the leased space.

6. No tenant shall do or permit anything to be done in said leased space, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any other way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon said leased space.

7. In order that the leased space may be kept in good state of preservation and cleanliness, each tenant shall, during the continuance of its lease, permit Landlord's employees to take charge of and clean said leased space.

8. No tenant shall employ any person or persons, other than Landlord's employees for the purpose of such cleaning, or taking charge of said leased space. Tenants will see each day that the doors are securely locked before leaving the Building.

9. Landlord, its agents or employees shall have the right to enter any leased space at any time to examine the same, or to run communications or other electric wires, or to make such repairs, additions and alterations as it shall deem necessary for the safety, improvements, preservation, and restoration of said Building, or for the safety or convenience of the occupants thereof.

10. Tenants, their employees or others shall not make or commit any improper noises or disturbances of any kind in the Building, or mark or defile the water-closets, or toilet-rooms, or the walls, windows, doors, or any other tenants or those having business with them. Tenants shall be liable for any damage to the Building done by their employees.

11. No carpet, rug, or other article shall be hung or shaken out of any doors, and nothing shall be thrown or allowed to drop by the tenants, their clerks, or employees out, of the doors, and no tenant shall sweep or throw, or permit to be swept or thrown from the leased space, any dirt or other substances into the Building entries or upon any adjoining building or roof.

12. No animals or birds shall be kept in or about the leased space or permitted therein.

13. If a tenant desires to introduce signalling, telegraphic, telephonic or other wires and instruments, Landlord will direct the electricians as to where and how the same are to be placed, and without such directions no placing, boring or cutting will be permitted. Landlord shall in all cases retain the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building and to require the hanging of wires and of their placing and arrangement as Landlord may deem necessary, and further to require compliance on the part of all using or seeking access to such wires, with such rules as Landlord may establish relating thereto and in the event of noncompliance with the requirements and rules Landlord may establish relating thereto and in the event of noncompliance with the requirements and rules Landlord shall have the right to immediately cut and prevent the use of such wires. Notice requiring such changing of wires and their replacing and rearrangement given by Landlord to any company or individual furnishing service by means of such wires to any tenant shall be regarded as notice to such tenant, and shall take effect immediately. All wires used by tenants must be clearly tagged at the distributing boards and junction boxes and elsewhere in the Building with the number of the office to which said wires lead, and the purpose for which said wires respectively are used, together with the name of the company operating same.

14. Tenants shall not use nor keep nor permit to be used or kept in the Building any articles having an offensive odor, nor any explosives, kerosene, gasoline, benzine, camphere, burning fluid or other illuminating material.

15. No tenant and no employees of any tenant shall go upon the roofs of said Building, or any adjoining building, without the written consent of Landlord or of the agent of Landlord.

16. No furniture, packages or merchandise will be received in the Building, except between such hours as shall be designated by Landlord. Landlord in all cases shall prescribe the method and manner in which any merchandise, heavy furniture or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. Landlord shall in all cases retain the right to prescribe the weight and proper position of such heavy furniture and safes and all damages done to the Building by taking in or out of such merchandise, heavy furniture or safes or any damage done to the Building while said property shall be therein, shall be made good and paid for by the tenant by, through or under whom the said damage may have been done.

17. No article shall be fastened to or holes drilled or nails or screws driven into walls or partitions, nor shall the walls or partitions be painted, papered or otherwise covered or in any way marked or broken, nor shall any attachment be made to the electric lighting wires of the Building for storing of electricity, or for the running of electric fans or motors or other purposes nor will machinery of any kind by allowed to be operated in the leased space, nor shall any tenant use any other method of heating than that provided by Landlord, without the written consent of Landlord. Tenants desiring to put in telephones or call boxes will notify Landlord, who will designate where the same shall be placed. No mechanics shall be allowed in or about the Building other than those employed by the Building Management without the written consent of Landlord first having been obtained.

18. Tenants shall be so requested to give no fees to the employees of the Building. Tenants are also requested to give immediate notice to the office of any canvassers, newsboys, peddlers or beggars plying their trade in the Building with view to the prevention of same.

19. Landlord reserves the right to rescind any of these rules and to make such other and further rules and regulations as in Landlord's judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building, and for the preservation of good order therein, which when so made, and notice thereof given to tenants, shall have the same force and effect as if originally made a part of the foregoing lease.

20. The use of rooms as drinking, eating and sleeping apartment is prohibited.

21. The delivery of towels, ice, water, newspapers and other supplies to tenants in the Building will be permitted only under the direction, control and supervision of Landlord.

                                    EXHIBIT A
                                    ---------

                                    EXHIBIT C
                                    ---------


               To Lease Dated _____________________________________________
Between BEBOB ASSOCIATES ("Landlord") and INTERNET CAPITAL GROUP, INC.
("Tenant").

               Tenant shall pay as Additional Rent its proportionate share of any increase in Operating Expenses incurred by Landlord during the term of this Lease in operating the land and buildings in Safeguard Corporate Campus ("the Land and Buildings") of which the Leased Space is a part.

               The amount of Additional Rent, if any, due hereunder shall be determined in the following manner:

               During each calendar year thereof (pro-rated for any period less than one year), Tenant shall pay to Landlord as Additional Rent, promptly upon being billed therefor, a sum equal to (1) the excess of the Operating Expense for such calendar year over $223,300.00 (or 40,600 square feet multiplied by $5.50 per square foot) multiplied by (2) that percentage which is derived by dividing the number of square feet leased by Tenant (15,000) by the total amount of square feet of rentable space (40,600) within that phase of Safeguard Corporate Campus of which the Leased Space is a part. That percentage is (36.9). "Operating Expenses" as used herein means expenses, costs and charges incurred for the operation, maintenance, repair, capital investments and improvements of the Land and Buildings; modification of the Land and Buildings as and when required to bring the same into compliance with any local, state or federal rule, regulation or law, whether presently in effect or enacted in the future, within that phase of Safeguard Corporate Campus of which the Leased Space is a part, and shall include, but not be limited to:

               (a) wages and salaries, and taxes imposed upon employers with respect thereto (including social security, old age, unemployment insurance, and disability insurance), fringe benefits (including without limitation vacation, holiday and other proper allowances);

               (b) costs of utilities, services and supplies by whomever performed or furnished;

               (c) cost of electricity consumed by lighting fixtures and power appliances and equipment used for lighting of common and service areas and operation of equipment, services and facilities supplied by Landlord;

               (d) real estate taxes, assessments, and other governmental and public assessments assessed upon the Land and Buildings, or arising in connection with the use, occupancy or possession thereof, or any interest therein, including but not limited to real property taxes, municipal authority assessments, and highway improvement assessments, if any.

               (e)  water rents and sewer rents;

               (f) cost of all insurance. No charge for insurance shall be included that reflects an increase in premiums due to an act or omission of any of the tenants of the Buildings for which Landlord is reimbursed by such tenants;

               (g)  accounting, bookkeeping, legal and management fees.

               All expenses to be taken into account pursuant to this Section shall be "net" only and for such purpose shall be deemed reduced by the amounts of any insurance or other reimbursement, recoupment, payment discount, credit reduction or allowance received by Landlord in connection with such expenses.

               On account of the Additional Rent payable, Tenant shall pay to Landlord on the first day of each month during the term hereof in advance one-twelfth (1/12) of the amount Landlord estimates will be due hereunder for the current year. After the end of such year, Landlord shall render a bill to Tenant for the actual amount of the Additional Rent, and, within twenty (20) days thereafter, Tenant will pay any additional amount shown to be due by said statement, or Landlord will credit any overpayment by Tenant against payments thereafter to become due by Tenant pursuant to this Section and the other terms of this Lease.

               All sums payable hereunder by Tenant, or which are at the expense of Tenant, are deemed and considered to be Rent, and, if not paid, Landlord shall have with respect thereto all the rights and remedies provided for herein and by law for the nonpayment of Rent.

               Tenant's obligation to pay its proportionate share of any increases in Operating Expenses for the calendar year in which this Lease terminates shall survive termination of this Lease.

                                   EXHIBIT "E"
                                   -----------


                  Tenant, provided is not in default hereunder, shall have the option to renew this Lease upon the same terms and conditions, except for the rent as hereinafter set forth, for an additional term of five (5) years, commencing the first day of the month next following the last day of the original term hereof, upon giving one hundred twenty (120) days prior written notice hereof to Landlord.

                  The annual base rental payable by Tenant during the renewal term as aforesaid shall be increased to the prevailing market rental rate existing one hundred twenty (120) days prior to the end of the initial term as determined by Tenant and Landlord.

                  Wherever in this Lease Agreement the term "term of the Lease", or words of similar import are used, they shall mean the initial term and any renewal term which has become effective.

                                LANDLORD'S WAIVER
                                -----------------


                  For value receive, and intending to be legally bound, the Undersigned, owner of the entire fee of certain premises situated at 435 Devon Park Drive, Suite 600, Wayne, PA 19087 (the "Premises") now under lease to ______________________________ ("Borrower"), pursuant to the terms of that certain lease dated ______________ (the "Lease"), does hereby agree to subordinate in favor of ___________________________ (hereinafter referred to as "Bank"), its successors and assigns, all right, title and interest which Undersigned may have in and to the personal property of the Borrower located within the Premises (the "Personal Property") in which Bank now or hereafter has a security interest pursuant to a Loan and Security Agreement or other documents between Borrower and Bank, and pursuant to any modification, extension or amendment involving the indebtedness owed by Borrower to Bank and secured by such personal property.

                  Undersigned consents to the location of the personal property of the Premises and hereby authorizes and empowers Bank, its lawful attorneys, agents and employees, to enter upon the Premises and remove the personal Property at any time. Undersigned agrees that notwithstanding any terms of the Lease or of any amendments, modifications, extensions or renewals thereof, or any contrary intent that may be expresses by the Borrower, or that may otherwise be implied by law, the Personal Property is not and shall not be deemed to be part of the real estate but shall at all times be considered personalty unless permanently affixed to the real estate. Undersigned further agrees that the Personal Property shall not be subject to levy and sale on distress for nonpayment of any rent now due or which may hereafter become due Undersigned, and hereby releases all right, title and interest which Undersigned may have in and to said personal property.

                  The Undersigned represents and warrants, which representation and warranty is being relied upon by Bank in making certain loans to Borrower, that the Undersigned is authorized to make and deliver this Subordination and further, to the best of Undersigned's knowledge Borrower is not in default under the Lease and that the Lease is in full force and effect.

                  This instrument shall bind Undersigned's personal representatives, successors and assigns, and shall inure to the benefit of Bank, its successors and assigns.

Witness the due execution this ______ day of _________________, 2000.

BY:  BEBOB ASSOCIATES

By:
   ----------------------------
Attest:
       ------------------------